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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 26, 2002


                             Pinnacle Holdings Inc.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-24773                65-0652634
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)


          301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232
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              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (941) 364-8886


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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On April 26, 2002, Pinnacle Holdings Inc., a Delaware corporation ("Pinnacle"), issued the press release attached hereto as Exhibit 99 and incorporated herein by reference announcing that it has reached a definitive agreement (the "Purchase Agreement") with Fortress Investment Group and Greenhill Capital Partners, pursuant to which Pinnacle will be recapitalized through a pre-negotiated bankruptcy plan (the "Bankruptcy Plan") to be filed in Delaware under chapter 11 of the U.S. Bankruptcy Code. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         Pinnacle also announced that certain holders of its 10% Senior Discount Notes due 2008 (the "Senior Note Holders") have agreed to vote in favor of the Bankruptcy Plan. A copy of the form of Lock-Up, Forbearance, and Voting Agreement, pursuant to which such Senior Note Holders have agreed to vote in favor of the Bankruptcy Plan, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)      EXHIBITS.


10.1         Securities Purchase Agreement by and among Pinnacle Holdings Inc., a Delaware corporation and Pinnacle
             Towers Inc., a Delaware corporation, on the one hand, and Fortress Registered Investment Trust, a
             Delaware business trust, and Greenhill Partners, L.P., a Delaware limited partnership, and its related partnerships identified on the signature pages of the Purchase Agreement.

10.2         Form of Lock-Up, Forbearance, and Voting Agreement.

99           Press Release.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PINNACLE HOLDINGS INC.
                                    (Registrant)


                                    By: /s/ Steven R. Day
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                                       Steven R. Day, Chief Executive Officer


Date:  April 26, 2002